Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         I, Eric R. Thatcher, Chief Executive Officer of MailTec, Inc. ("the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbananes- Oxley Act of 2002, that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ending December 31, 2006 for the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

         (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


     Date: February , 2007                /s/ Eric R. Thatcher
                                          Eric R. Thatcher
                                          Chief Executive Officer
                                          And Principal Accounting Officer



*A signed original of this written statement required by Section 906 will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.